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Exhibit 5.1

30 Rockefeller Plaza New York, NY 10112-2200 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

April 24, 2008

Interactive Brokers Group, Inc.
One Pickwick Plaza
Greenwich, Connecticut 06830

Re: Form S-1 Registration Statement

Ladies and Gentlemen:

        We have acted as counsel to Interactive Brokers Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form S-1 (the "Registration Statement") filed today with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration under the Securities Act of up to 50,000,000 shares (the "Shares") of the Company's Class A Common Stock, par value $0.01 per share ("Common Stock"), which the Company will sell pursuant to the Placement Agency Agreement substantially in the form filed as Exhibit 1.1 to the Registration Statement (the "Placement Agency Agreement"). This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter other than as to the validity of the Shares.

        In rendering the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of rendering this opinion, including the following documents:

  (1)
  the Registration Statement;

  (2)
  the form of Placement Agency Agreement; and

  (3)
  the Amended and Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") and bylaws as presently in effect (the "Bylaws") of the Company, filed as Exhibit 3.1 to Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-138955) filed by the Company on April 4, 2007 and as Exhibit 3.2 to the Registration Statement on Form S-1 (Registration No. 333-138955) filed by the Company on November 27, 2006, respectively.

        As to the facts on which this opinion is based, we have relied upon certificates of public officials, certificates and written statements (including representations in the Placement Agency Agreement) of officers and representatives of the Company, and the due performance by the parties of their respective obligations set forth in the Placement Agency Agreement. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies.

Interactive Brokers Group, Inc. April 24, 2008 Page 2

        The opinion expressed herein is limited to the Delaware General Corporation Law and we express no opinion concerning any other laws (including, without limitation, the application of the securities or "blue sky" laws of any state to the offer and/or sale of the Shares). As used herein, the "Delaware General Corporation Law" includes the statutory provisions contained therein and reported judicial decisions interpreting those laws.

        On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that when (i) the Registration Statement has been declared effective by the Commission, (ii) the Placement Agency Agreement has been executed and delivered by the parties thereto, and (iii) the Shares are issued and delivered against receipt by the Company of payment therefor in accordance with the terms of the Placement Agency Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

        This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Dechert LLP
Dechert LLP

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  Exhibit 5.1